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                                                                    EXHIBIT 23.1

                    [Letterhead of Ryder Scott Company, L.P.]

                      Consent of Ryder Scott Company, L.P.

     As independent petroleum engineers, we hereby consent to the incorporation by reference in this Form 10-K of Apache Offshore Investment Partnership to our Firm's name and our Firm's review of the proved oil and gas reserve quantities of Apache Offshore Investment Partnership as of January 1, 2005.


                                        /s/ Ryder Scott Company, L.P.
                                        ----------------------------------------
                                        Ryder Scott Company, L.P.

Houston, Texas
March 11, 2005